Exhibit 99.1

Addus HomeCare Corporation

Amended and Restated 2009 Stock Incentive Plan

Effective as of June 19, 2013

-i-

Article 1. Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Addus HomeCare Corporation, a Delaware corporation, hereby adopts the “Addus HomeCare Corporation Amended and Restated 2009 Stock Incentive Plan” (hereinafter referred to as this “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units/Restricted Stock Units, Other Stock Units, and Performance Shares.

The Addus HomeCare Corporation 2009 Stock Incentive Plan originally became effective as of October 27, 2009 (the “Effective Date”). Subject to approval by the Company’s stockholders, this Amended and Restated Plan shall become effective as of June 19, 2013. Awards may be granted under this Plan prior to such stockholder approval; provided, the effectiveness of such Awards shall be contingent on such stockholder approval being obtained.

1.2 Objectives of this Plan. The objectives of this Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants. This Plan is further intended to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

This Plan is intended to satisfy the requirements for a “plan” described in Rule 701 promulgated under the Securities Act of 1933, as amended, and the Company intends that this Plan be interpreted in accordance with that intent.

1.3 Duration of this Plan. This Plan shall remain in effect, subject to the right of the Committee to amend or terminate this Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the provisions hereof. However, in no event may an Award of an Incentive Stock Option be granted under this Plan on or after the tenth (10th) anniversary of the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units/Restricted Stock Units, Other Stock Units or Performance Shares.

2.2 “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.3 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act or any successor rule thereto.

2.4 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5 “Change in Control” shall mean and include each of the following occurring after the Effective Date of this Plan:

(a)	A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, Eos Capital Partners III, L.P., Eos Partners SBIC III, L.P and/or any of their respective affiliates, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controlled, was controlled by, or was under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)	During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)	which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)	after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)	The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means the Compensation Committee of the Board of Directors or such other committees or subcommittees of the Board appointed by the Board to administer this Plan in accordance with Article 3 below.

2.8 “Company” means Addus HomeCare Corporation, a Delaware corporation, its Subsidiaries, and any successor thereto as provided in Article 18 hereof.

2.9 “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, or the date the Company or any of its Subsidiaries is entitled to a tax deduction as a result of the Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.10 “Deferred Stock Unit” means an Award granted to a Participant pursuant to Article 9 hereof.

2.11 “Director” means any individual who is a member of the Board of Directors of the Company or its Subsidiaries; provided, however, that any Director who is employed by the Company or its Subsidiaries shall be treated as an Employee under this Plan.

2.12 “Disability” shall mean a condition whereby a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical impairment which can be expected to result in death or which is or can be expected to last for a continuous period of not less than twelve months, all as verified by a physician acceptable to, or selected by, the Company.

2.13 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.14 “Employee” means any employee of the Company or its Subsidiaries.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16 “Extraordinary Items” means (a) items presented as such (or other comparable terms) in the Company’s audited financial statements, (b) extraordinary, unusual, or nonrecurring items of gain or loss, (c) changes in tax or accounting laws or rules and (d) the effects of mergers, acquisitions, divestitures, spin offs or significant transactions, each of which is identified in the audited financial statements and notes thereto or in the “management’s discussion and analysis” of the financial statements in a periodic report filed with the SEC under the Exchange Act and the rules and regulations promulgated thereunder.

2.17 “Fair Market Value.” For purposes of determining the “Fair Market Value” of a Share, the following rules shall apply:

(a)	If the Shares are listed on any established stock exchange or interdealer quotation system, then the “Fair Market Value” of a Share shall be the closing sales price for such Share (or the closing bid if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of determination.

(b)	If the Shares are not at the time listed or admitted to trading on a stock exchange, the “Fair Market Value” of a Share shall be the mean between the lowest reported bid price and highest reported asking price per Share on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of stock in such market.

(c)	If the Shares are not listed or admitted to trading on any exchange or traded in the over-the-counter market, the “Fair Market Value” of a Share shall be as determined in good faith by the Committee through any reasonable valuation method which satisfies the requirements of Section 409A of the Code.

(d)	In no event shall the fair market value of any Share be less than its par value.

2.18 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.19 “Key Employee” shall mean an employee (as defined in Code Section 416(i) (but without regard to paragraph (5) thereof)) of the Company.

2.20 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.21 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.22 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23 “Other Stock Unit Award” means an Award granted to a Participant, as described in Article 10 hereof.

2.24 “Participant” means an Employee, Director or consultant who has been selected to receive an Award or who has an outstanding Award granted under this Plan.

2.25 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.26 “Performance Criteria” means (both for Awards granted prior to June 19, 2013 and after June 19, 2013) one or more of the following Performance Criteria selected by the Committee with respect to any performance-based Award: (a) increases in the Fair Market Value of a Share, (b) shareholder value added, (c) cash flow, (d) earnings per share, (e) earnings of the Company before deducting interest, taxes, depreciation and amortization, (f) return on equity, (g) return on capital, (h) return on assets or net assets, (i) cost reduction or control, (j) operating income or net operating income, (k) operating margins/sales in one or more business segments or product lines, (l) return on operating revenue, (m) market share in one or more business segments or product lines, (n) earnings before interest and taxes, (o) units of specified products sold or depleted, (p) free cash flow, (q) sales growth, (r) capital expenditures, (s) working capital, (t) inventory, (u) cash flow from operations, (v) gross margin or (w) any measure that indicates any of the foregoing or any combination of the foregoing. Performance criteria may be established on a corporate, divisional, business unit or consolidated basis and measured absolutely or relative to the Company’s peers.

2.27 “Performance Period” means the fiscal year or years or other period established by the Committee with respect to which the Performance Targets are set by the Committee.

2.28 “Performance Share” means an Award granted to a Participant, as described in Article 11 hereof.

2.29 “Performance Target” means one or more specific objective goal or goals (which may be cumulative or alternative) that are timely set in writing by the Committee for each Participant for the applicable Performance Period with respect to any one or more of the Performance Criteria.

2.30 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

2.31 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and the rules promulgated thereunder, including a “group” as defined in Section 13(d) thereof and the rules promulgated.

2.32 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

2.33 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9 hereof.

2.34 “Retirement” means a termination of employment by an Employee who is at least 60 years of age and after at least 10 years of service with the Company. For an individual who becomes employed by the Company in connection with a business acquisition (regardless of the form of the transaction), service shall include the individual’s service with the acquired business, unless the Committee determines otherwise.

2.35 “SEC” means the United States Securities and Exchange Commission.

2.36 “Shares” means shares of the Company’s common stock, par value $.001 per share.

2.37 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to the terms of Article 7 hereof.

2.38 “Subsidiary” means any corporation, partnership, limited liability company, joint venture, or other entity in which the Company, directly or indirectly, has a majority voting interest. With respect to Incentive Stock Options, “Subsidiary” means any entity, domestic or foreign, whether or not such entity now exists or is hereafter organized or acquired by the Company or by a Subsidiary that is a “subsidiary corporation” within the meaning of Code Section 424(d) and the rules thereunder.

2.39 “Ten Percent Shareholder” means an employee who at the time an ISO is granted owns Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, within the meaning of Code Section 422.

Article 3. Administration

3.1 General. Subject to the terms and conditions of this Plan, this Plan shall be administered by the Committee. The Committee shall have the authority to delegate administrative duties to officers of the Company. The full Board of Directors, in its discretion, may act as the Committee under this Plan, whether or not a Committee has been appointed, and the nominating and corporate governance committee of the Board of Directors shall act as the Committee with respect to grants of Awards to non-employee Directors. The Committee shall in all events conform to any requirements of the applicable laws, rules, and regulations.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees, Directors and consultants who shall be offered the opportunity to participate in this Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with this Plan (including, but not limited to, termination provisions); construe and interpret this Plan and any agreement or instrument entered into under this Plan; establish, amend or waive rules and regulations for this Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in this Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to this Plan or any Award granted hereunder.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants and their estates and beneficiaries, unless changed by the Board.

Article 4. Shares Subject to this Plan and Maximum Awards

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares that may be delivered to Participants under this Plan shall equal 1,500,000.

(a)	Any Shares covered by an Award (or portion of an Award) granted under this Plan that are forfeited back to the Company because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under this Plan. To the extent any Shares covered by an Award are not delivered to a Participant because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under this Plan.

(b)	If a Participant tenders Shares (either actually, by attestation or otherwise) to pay all or any part of the Option Price or purchase price of an Award, or if any Shares deliverable with respect to any Award are retained by the Company in satisfaction of the Participant’s obligation for taxes, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan.

(c)	Shares delivered under this Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for delivery under this Plan, to the extent that such settlement, assumption or substitution is as a result of the Company or any Subsidiary acquiring another entity (or an interest in another entity).

(d)	Shares may be authorized or unissued shares. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to this Plan.

4.2 Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under this Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

4.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with this Plan’s or any Award’s meeting the requirements of Code Section 162(m) or an Incentive Stock Option ceasing to meet the requirements of Code Section 422.

4.4 No Repricing. Subject to Section 4.2, the Committee shall not have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase or reduce the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is less than, greater than or equal to the price per share of the original Award.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and consultants of the Company and its Subsidiaries.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible Employees, Directors and consultants those to whom Awards shall be granted and shall determine the nature and amount of each Award, provided that Incentive Stock Options shall only be awarded to Employees of the Company or its Subsidiaries.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

6.3 Option Price. The Option Price for each Option shall equal the Fair Market Value of a Share at the time such option is granted. No ISOs will be granted to a Ten Percent Shareholder. Except as permitted in Section 4.4, the Option Price may not be decreased with respect to an outstanding Option following the date of grant and no Option will be replaced with another Option with a lower Option Price.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, provided that an Option must expire no later than the tenth (10th) anniversary of the date the Option was granted. Options must be exercised on or before 5:00 p.m. Central Time on their expiration date.

6.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options may be partially exercised from time to time during the period extending from the time they first become exercisable in accordance with the terms of the Award until the expiration of the exercise period allowed in the Award. Exercise of related Stock Appreciation Rights will cause the immediate automatic expiration of related Options on the terms and conditions specified by the Committee.

6.6 Payment. Options shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.

Upon the exercise of any Option, the Option Price for the Shares being purchased pursuant to the Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to the Committee’s approval, by delivery of previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are delivered must have been held by the Participant for at least six (6) months prior to their delivery to satisfy the Option Price); (c) subject to the Committee’s approval, by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remitting to the Company a sufficient portion of the sales proceeds to pay the Option Price; (d) subject to the Committee’s approval, by a combination of (a), (b) or (c); or (e) by any other method approved by the Committee in its sole discretion. Unless otherwise determined by the Committee, the delivery of previously acquired Shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.

Unless otherwise determined by the Committee, cashless exercises are permitted, subject to applicable law (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board), or by any other means which the Committee determines to be consistent with this Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States Dollars.

6.7 Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, (a) restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares, restrictions required by any stockholders’ or other agreement governing ownership of the Company’s Shares, and (b) restrictions permitted under Article 8 with respect to Restricted Stock.

6.8 Limited Transferability of Options.

(a)	Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Plan shall be exercisable during such Participant’s lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in the applicable Award Agreement, no NQSO may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the applicable Award Agreement, all NQSOs granted to a Participant shall be exercisable during such Participant’s lifetime only by such Participant.

6.9 Special Limitation on Grants of Incentive Stock Options. No ISO shall be granted to an Employee under this Plan or any other ISO plan of the Company or its Subsidiaries to purchase Shares as to which the aggregate Fair Market Value (determined as of the date of grant) of the Shares which first become exercisable by the Employee in any calendar year exceeds $100,000. To the extent an Option initially designated as an ISO exceeds the value limit of this Section 6.9 or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Stock Appreciation Rights may be granted by the Committee in Awards which are in tandem with Options or freestanding. Tandem Awards may be granted at the same time as the grant of the related Option or at any time thereafter prior to the end of the exercise period for the related Option.

7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the duration of the SAR and such other provisions as the Committee shall determine. Each tandem SAR shall specify the Option to which it is related and the terms and conditions under which exercise or expiration of the related Option will result in automatic expiration of the related SAR and the terms and conditions on which exercise or expiration of the SAR will result in automatic expiration of the related Option.

7.3 Term of SARs. The grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant, provided that for each SAR granted in tandem with an Option, the grant price shall be not less than the Option Price of the related Option. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, provided that an SAR must expire no later than the tenth (10th) anniversary of the date the SAR was granted.

7.4 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them. SARs may be partially exercised from time to time during the period extending from the time they first become exercisable in accordance with the terms of the Award until the expiration of the exercise period allowed in the Award. Exercise of related Stock Options will cause the immediate automatic expiration of related SARs on the terms and conditions specified by the Committee.

7.5 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	the amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price of the SAR; by

(b)	the number of Shares with respect to which the SAR is exercised.

Settlement of SARs may be made in Shares (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. Any Shares delivered in payment shall be deemed to have a value equal to the Fair Market Value of such Shares on the date of exercise of the SAR.

7.6 Limited Transferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under this Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under this Plan shall be exercisable during such Participant’s lifetime only by such Participant.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of shares of Restricted Stock granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

8.3 Transferability. Except as provided in the Award Agreement, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under this Plan shall be available during such Participant’s lifetime and prior to the end of the Period of Restriction only to such Participant.

8.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws. Restricted Stock grants to Participants who may be Covered Employees which are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall only be made if payout is contingent upon achievement of Performance Targets within or at the end of the Performance Period with respect to one or more Performance Criteria as specified by the Committee and the Committee certifies the extent to which any Performance Target has been satisfied and the number of Shares of Restricted Stock deliverable as a result thereof, prior to the delivery of any such Shares to Covered Employees.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

Article 9. Deferred Stock Units and Restricted Stock Units

9.1 Award of Deferred Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may award Deferred Stock Units to Participants in lieu of payment of a bonus or other Award if so elected by a Participant under such terms and conditions as the Committee shall determine, including terms that provide for the grant of Deferred Stock Units valued in excess of the bonus or Award deferred.

9.2 Election to Receive Deferred Stock Units. A Participant must make an election to receive Deferred Stock Units in the calendar year before the calendar year in which the services related to the Award are first performed. The Committee may require a Participant to defer, or permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or Shares that otherwise would be due to such Participant in payment or settlement of an Award under this Plan, to the extent consistent with Section 409A of the Code. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividend equivalents in respect of deferred amounts credited in stock equivalents.) Settlement of any Deferred Stock Units shall be made in a single sum of cash or Shares.

9.3 Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Participants in such amounts as the Committee may determine.

9.4 Restricted Stock Units Agreement. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Award Agreement that shall specify the date or dates and any other terms and conditions on which the Restricted Stock Units may vest and such other terms and conditions of the grant as the Committee shall determine. Restricted Stock Unit grants to Participants who may be Covered Employees which are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall only be made if payout is contingent upon achievement of Performance Targets within or at the end of the Performance Period with respect to one or more Performance Criteria as specified by the Committee and the Committee certifies the extent to which any Performance Target has been satisfied, and the number of Shares or other compensation deliverable as a result thereof, prior to the delivery of any such Shares or compensation to Covered Employees.

9.5 Form and Timing of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units, or, if a Restricted Stock Unit Award is subject to partial vesting, the vested portion of such Award, shall be made in a single sum of cash or Shares or a combination thereof as soon as practicable after the Restricted Stock Units or portion of the Award vests, but in no event later than 2 1/2 months after the calendar year in which vesting occurs. It is intended that a Restricted Stock Unit Award be exempt from the application of Section 409A of the Code as a “short-term deferral.”

Article 10. Other Stock Unit Awards

10.1 Grant of Other Stock Unit Awards. Subject to the terms of this Plan, Other Stock Unit Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, may be granted to Participants, either alone or in addition to other Awards granted under this Plan, and such Other Stock Units shall also be available as a form of payment in the settlement of other Awards granted under this Plan. Other Stock Units shall be granted upon such terms, and at any time and from time to time, as shall be determined by the Committee.

10.2 Award Agreement. Each Other Stock Unit grant shall be evidenced by an Other Stock Unit Award Agreement that shall specify the restrictions upon such Other Stock Units, if any, the number of Other Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

Article 11. Performance Shares

11.1 Grant of Performance Share Awards. Subject to the terms of this Plan, Performance Share Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

11.2 Award Agreement. At the Committee’s discretion, each grant of Performance Share Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

11.3 Value of Performance Share Awards. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Share Awards that will be paid out to the Participant. For purposes of this Article 11, the time period during which the performance goals must be met shall be called a “Performance Period.”

11.4 Earning of Performance Share Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Share Awards shall be entitled to receive a payout based on the number and value of Performance Share Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

11.5 Form and Timing of Payment of Performance Shares Awards. Payment of earned Performance Share Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Share Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Share Awards at the close of the applicable Performance Period. Such Shares may be delivered subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or the resolutions establishing the Award.

Participants holding Performance Shares may be entitled to receive the dividends declared during the Performance Period with respect to the Shares represented by such Performance Shares, subject to the same accrual, forfeiture and payout restrictions as may apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 hereof, as determined by the Committee.

11.6 Limited Transferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Share Awards may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 12. Performance Criteria

For each Award of Restricted Stock, Restricted Stock Units or Performance Share Awards intended to qualify as “performance based compensation” under Section 162(m) of the Code and related rules, the Committee shall select the applicable Performance Criteria, Performance Period and Performance Target for the Award consistent with the terms of this Plan and Section 162(m) of the Code. The Committee may select Performance Criteria, Performance Periods and Performance Targets for Restricted Stock, Restricted Stock Units or Performance Share Awards for Participants other than Covered Employees in its discretion. The Committee shall have no discretion to increase the amount of compensation payable to Covered Employees if a Performance Target has been attained (though the Committee shall retain the discretion to adjust such Awards downward), but the Committee may adjust compensation to increase the amount, in its discretion, to any other Participant. The Committee may adjust Performance Targets to take into account the effects of any Extraordinary Items equitably in a manner consistent with the determination of the original Award; provided, however, no such adjustment may be made with respect to any Award to a Covered Employee which is intended to qualify as “performance based compensation” unless such adjustment satisfies the requirements of Code Section 162(m).

For Awards to Covered Employees which are intended to qualify as “performance based compensation” under Code Section 162(m), the Performance Target with respect to the selected Performance Criteria must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Target remains substantially uncertain within the meaning of such Section 162(m) and the related rules. At the time the Performance Targets are established, the Committee shall provide, in terms of an objective formula or standard for each Covered Employee, the method of computing the specific amount that will represent the maximum number of Shares or amount of other compensation payable to the Participant if the Performance Target is attained.

In addition, notwithstanding anything to the contrary in this Plan, in the case of a Covered Employee no payment with respect to an Award subject to a Performance-Based Exception shall be made prior to shareholder approval of this Plan.

If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 13. Rights of Participants

13.1 Employment. Nothing in this Plan shall confer upon any Participant any right to continue in the Company’s or its Subsidiaries’ employ, or as a Director, or interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or directorship at any time.

13.2 Participation. No Employee, Director or consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

13.3 Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 11.5 or in the applicable Award Agreement consistent with Articles 8, 9, 10 or 11, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 14. Termination of Employment/Directorship

14.1 Vesting and Exercise of Awards. Except as otherwise provided in the Award Agreement, subject to Section 14.2, upon termination of the Participant’s employment or directorship for any reason other than Disability, death or Retirement, an Award granted to a Participant may be exercised by the Participant or a permitted transferee at any time on or prior to the earlier of the expiration date of the Award or, in the case of an Option or an SAR, the expiration of three (3) months after the date of termination but only if, and to the extent that, the Participant was entitled to exercise the Award at the date of termination. Upon termination of the Participant’s employment or directorship by reason of the Participant’s Disability or death, an Award granted to a Participant shall become vested and/or may be exercised by the Participant or a permitted transferee only to the extent set forth in such Participant’s Award Agreement. Upon termination of the Participant’s employment or directorship due to Retirement, a NQSO granted to the Participant may be exercised by the Participant or a permitted transferee at any time on or prior to the earlier of the expiration date of the Option or the expiration of six months after the date of termination due to Retirement but only if, and to the extent that, the Participant was entitled to exercise the NQSO at the date of termination. All Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of termination (other than a termination by reason of Disability, death or Retirement) shall terminate and be forfeited immediately on the date of termination.

For purposes of this Article, a “termination” includes an event which causes a Participant to lose his eligibility to participate in this Plan (e.g., an individual is employed by a company that ceases to be a Subsidiary). In the case of a consultant and a nonemployee director, the meaning of “termination” or “termination of employment” includes the date that the individual ceases to provide significant services to the Company or its Subsidiaries.

Notwithstanding the foregoing, the Committee has the authority to prescribe different rules that apply upon the termination of employment of a particular Participant, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document. However, with respect to any Award subject to Code Section 409A, any reference to “termination of employment” or similar term shall mean an event that constitutes a “separation from service” within the meaning of Code Section 409A.

14.2 Termination for Cause. Notwithstanding any other provision of this Plan or an Award Agreement, if the Committee finds by a majority vote that Cause (as defined below) exists with respect to a Participant, then as of the date the Committee makes its finding, any Awards awarded to such Participant that have not been exercised by such Participant (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to any such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or a Subsidiary. As used herein, “Cause” means a Participant, before or after his termination of employment or directorship (a) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or a Subsidiary which conduct damaged the Company or a Subsidiary; (b) substantially and repeatedly failed to perform duties of the office held by the Participant as reasonably directed by the Company or a Subsidiary, (c) committed gross negligence or willful misconduct with respect to the Company or a Subsidiary; (d) committed a material breach of any employment agreement between the Participant and the Company or a Subsidiary that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Subsidiary, as applicable; (e) failed, within ten (10) days after receipt by the Participant of written notice thereof from the Company or a Subsidiary, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or a Subsidiary’s business or operations, (f) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or a Subsidiary, (g) harassed or discriminated against the Company’s or a Subsidiary’s employees, customers or vendors in violation of the Company’s policies with respect to such matters, (h) misappropriated funds or assets of the Company or a Subsidiary for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board, (i) failed, due to some action or inaction on the part of the Participant, to have immigration status that permits the Participant to maintain full-time employment with the Company or a Subsidiary in the United States in compliance with all applicable immigration law or (j) disclosed trade secrets of the Company or a Subsidiary. Notwithstanding the foregoing, in the event a Participant has an employment agreement with the Company that provides for termination for “cause” or “reasonable cause”, “Cause” as used herein shall have the definition of cause or reasonable cause, as applicable, contained in such employment agreement.

14.3 Leave of Absence. Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling an Employee to reemployment in a comparable position by law or rule shall not constitute a termination of employment for purposes of this Plan unless the Employee does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law.

14.4 Forfeiture of Unvested Award. An Award that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions or under the terms of the Award shall be forfeited.

Article 15. Change in Control

In the event of (1) any sale or conveyance to another entity of all or substantially all of the property and assets of the Company, (2) a Change in Control or (3) an event that, with the passage of time, would result in a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may, as applicable:

(a)	accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Participants thereunder shall terminate;

(b)	elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares;

(c)	elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his/her vested Options for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;

(d)	permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);

(e)	amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or

(f)	implement any combination of the foregoing.

The Board need not provide for identical treatment of each such outstanding Award.

Article 16. Amendment, Modification, and Termination

16.1 Amendment, Modification, and Termination. Subject to the terms of this Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate this Plan in whole or in part.

16.2 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, amendment, or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

16.3 Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of this Plan that does any of the following: (a) increases the maximum number of Shares, or the types of Awards, available under this Plan; (b) changes the designation of the class of persons eligible to receive ISOs under this Plan; or (c) modifies this Plan in a manner that requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.

Article 17. Withholding

The Company shall have the power and the right to deduct or withhold or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes (including social security or social charges), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant may satisfy, totally or in part, such Participant’s obligations pursuant to this Article 17 by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares that have been held for at least six (6) months, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options or SARs; (ii) the date of payment, in the case of Performance Shares or Deferred Stock Units/Restricted Stock Units; or (iii) the expiration of the Period of Restriction in the case of Restricted Stock. Any election made under this Article 17 may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this Article 17 in cash.

Article 18. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, through merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article 19. General Provisions

19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4 Securities Law Compliance. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

19.5 Listing. The Company may use reasonable endeavors to register Shares issued pursuant to Awards with the SEC or to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.

19.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.7 No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary, and accordingly, subject to Section 16.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company for severance payments.

19.8 Noncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.

19.9 Governing Law. This Plan and each Award Agreement shall be governed by the laws of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts whose jurisdiction covers Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

19.10 Other Conditions. At the time of an Award to a Participant under this Plan, the Committee may require a Participant to enter into any agreement or make any representations, not inconsistent with this Plan, as the Committee may, in its sole discretion, prescribe.

19.11 Compliance with Code Section 162(m). It is the intent of the Company that all Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) be granted and interpreted in a manner to satisfy all applicable requirements of Code Section 162(m). Any provision, application or interpretation of this Plan inconsistent with this intent to satisfy the standards in Code Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of this Plan or any Award intended (or required in order) to satisfy the applicable requirements of Code Section 162(m) may be applicable only to Covered Employees.

19.12 Compliance with Code Section 409A. No Award that is subject to Code Section 409A shall provide for deferral of compensation that does not comply with Code Section 409A. Any ambiguities in this Plan or an Award Agreement shall be construed so that benefits hereunder shall not be subject to tax under Section 409A of the Code, and if any provision of any Award is found to be in violation of the requirements of said Section 409A, then such provision shall be deemed modified or restricted to the extent and in the manner necessary to render such provisions in conformity with said Section 409A. For any Awards subject to Code Section 409A, all rights to amend, terminate or modify this Plan or any such Award, including any discretionary rights or powers the Committee may have with respect to an Award, are subject to the requirements and limitations of Code Section 409A. Notwithstanding any provision in this Plan to the contrary, with respect to any Award subject to Section 409A of the Code, distributions on account of a separation from service may not be made to a Specified Employee within the meaning of Section 409A before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the employee).

Dated as of April 29, 2013	Addus HomeCare Corporation

By:
Mark S. Heaney
President and Chief Executive Officer

Date of Shareholder Approval: